Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                            CONTACT: (937) 224-5940

DPL BOARD OF DIRECTORS INCREASES DIVIDEND

 Dividend Raised 4% Second Consecutive Year

DAYTON, Ohio, February 1, 2007 — DPL Inc. (NYSE: DPL) announced today that its Board of Directors increased the quarterly dividend for its common stock 4% to $0.26 per share.  The dividend for the first quarter will be paid March 1, 2007 to common shareholders of record on February 14, 2007.  This action increases the annualized dividend rate from $1.00 to $1.04 per share.

“The DPL Board is committed to a competitive dividend rate for our shareholders,” stated Glenn Harder, Chairman of DPL Inc.  “The company’s solid performance and the Board’s confidence in DPL’s future outlook enabled us to increase the dividend for a second consecutive year.  In keeping with our practice, we will continue to review DPL’s dividend policy on a regular basis.”

As a part of the Company’s commitment to shareholder return, DPL also completed a $400 million stock buyback program in August of 2006.

The amount and timing of any change to DPL’s annualized dividend rate are subject to the Board’s assessment of business conditions, results of operations, cash flows, future cash requirements and other factors.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy and utility company.  DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 4,400 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,600 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

Certain statements contained in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Matters discussed in press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management.  These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions.  Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL’s control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, gas and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels, rate structures or tax laws; changes in federal and/or state environmental and other laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations, including the PJM to which DPL’s operating subsidiary has given control of its transmission functions; changes in DPL’s purchasing processes, delays and supplier availability; growth in DPL’s service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

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